EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-53605) of Dispatch Management Services Corp. of our report dated March 31, 1999, except as to Note 7 which is as of April 8, 1999 relating to the financial statements and financial statement schedule which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

New York, New York
March 6, 2000